Exhibit 99.1
Insperity Announces Second Quarter Results
HOUSTON – August 1, 2023 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the second quarter ended June 30, 2023. Insperity will be hosting a conference call today at 8:30 a.m. ET to discuss these results and our updated 2023 outlook, and has posted an accompanying presentation to its investor website at http://ir.insperity.com.
•Q2 average number of WSEEs paid and revenues up 7% and 11%, respectively
•Q2 net income and diluted EPS down 62% to $12.9 million and $0.33, respectively
•Q2 adjusted EBITDA down 32% to $50.9 million; Q2 adjusted EPS down 45% to $0.64
•YTD average number of paid WSEEs and revenues up 9% and 11%, respectively
•YTD net income and diluted EPS up 4% to $107.5 million and $2.78, respectively
•YTD adjusted EBITDA and adjusted EPS up 5% to $203.3 million and $3.30, respectively
•Increased share repurchase authorization by 2 million shares
Second Quarter Results
The average number of worksite employees (“WSEE”) paid per month increased 7.2% over Q2 2022 to 311,304 WSEEs. We effectively executed on our growth plan with worksite employees paid from new sales and client retention coming in near expected levels in spite of a challenging business environment brought about by the macroeconomic uncertainty. We also continued to experience net hiring in our client base, although Q2 2023 came in slightly lower than forecast and at approximately 50% of Q2 2022 levels. Revenues in Q2 2023 increased 10.7% to $1.6 billion on the 7.2% increase in paid WSEEs and a 3.3% increase in revenue per WSEE.
Gross profit decreased 6.3% over Q2 2022 to $224.6 million on substantially higher-than-expected benefits costs, while other areas of gross profit, including pricing, workers’ compensation program and payroll taxes combined to a favorable outcome when compared to our expectations. Higher Q2 2023 healthcare costs were driven primarily by a combination of the number and severity of large claims up to our $1 million per person insurance claim limit. Large claim activity accounted for 75% of the higher costs, with claims over $750,000 being the primary driver of this increase. The remaining 25% related to higher-than-expected pharmacy costs, in which we experienced a significant step-up in the use of diabetes and weight loss drugs and behavioral health drugs.
“Our execution this quarter was excellent across the board in our key drivers for long-term success including sales, pricing, client service and retention,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “Our focus and innovation related to the future of the workplace and corresponding changing client needs positions us well for continuing our industry leadership and achieving the long-term growth objectives of our five-year plan.”
Operating expenses increased 9.0% over Q2 2022, and included continued investment in our growth with a 15% increase in the average number of hired Business Performance Advisors and an increase in sales commissions tied to sales performance associated with both our Workforce Optimization and Workforce Acceleration offerings.
Reported net income and diluted earnings per share (“EPS”) were $12.9 million and $0.33, respectively. Adjusted EPS decreased 44.8% from the second quarter of 2022 to $0.64. Adjusted EBITDA decreased 32.2% to $50.9 million.
Year-to-Date Results
The average number of WSEEs paid per month increased 8.6% over 2022 to 308,998 WSEEs. Revenues in 2023 increased by 11.5% to $3.4 billion on the 8.6% increase in paid WSEEs and a 2.6% increase in revenue per WSEE.
Gross profit increased 5.9% on the increase in paid WSEEs and a decrease of 2.6% on a per WSEE per month basis, due primarily to the higher healthcare costs incurred during the second quarter.
Operating expenses were managed to our budget, increasing 10.8% over the 2022 period. This increase included the impact of inflation on our costs in areas such as corporate salaries and wages, technology costs and travel and training costs. And, in addition to the increase in hired Business Performance Advisors, we increased the number of service and support personnel with the continued growth in the number of clients and WSEEs.
Reported net income and diluted EPS were $107.5 million and $2.78, respectively. Adjusted EPS increased 4.8% over 2022 to $3.30. Adjusted EBITDA increased 5.0% to $203.3 million.
Cash outlays in the first six months 2023 included the repurchase of approximately 386,000 shares of our common stock at a cost of $45.4 million, dividends totaling $41.6 million, and capital expenditures of $14.0 million. Adjusted cash at June 30, 2023 totaled $218.9 million and $280 million remains available under our $650 million credit facility.
“Given the unexpected elevated level of healthcare costs in the second quarter, our updated range of guidance reflects the possibility that costs could persist at these levels or return to more historical levels over the balance of 2023,” said Douglas S. Sharp, executive vice president of finance, chief financial officer and treasurer. “We remain focused on executing our long-term growth strategy and providing strong returns to our stockholders.”
Share Repurchase Expansion
The company’s board of directors has authorized an increase to its stock repurchase program by an additional 2 million shares, and as a result, the company will have approximately 2.8 million shares available for repurchase. The purchases may be made from time to time in the open market or directly from stockholders at prevailing market prices based on market conditions and other factors.
2023 Guidance
The company also announced its updated guidance for 2023, including the third quarter of 2023. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q3 2023			Full Year 2023

Average WSEEs paid	315,500	—	317,000	314,200	—	315,600
Year-over-year increase	4.0%	—	4.5%	6.5%	—	7.0%

Adjusted EPS	$0.69	—	$1.14	$4.35	—	$5.32
Year-over-year decrease	(44%)	—	(7%)	(22%)	—	(5%)

Adjusted EBITDA (in millions)	$57	—	$81	$300	—	$350
Year-over-year increase (decrease)	(29%)	—	1%	(15%)	—	(1%)
Definition of Key Metrics
Average WSEEs paid — Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS — Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA — Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, amortization of SaaS implementation costs and non-cash stock-based compensation.

Conference Call and Webcast
Insperity will be hosting a conference call today at 8:30 a.m. ET to discuss these results and the guidance discussed in this press release, and answer questions from investment analysts. To listen in, call 888-506-0062 and use conference i.d. number 777978. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 877-481-4010, conference i.d. 48732. The webcast will be archived for one year.
About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering the most comprehensive suite of scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need for sustained growth. With 2022 revenues of $5.9 billion and more than 90 offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base the forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•impact of the COVID-19 pandemic, or other future pandemics, including the scope, severity and duration of the pandemic; government responses; regulatory developments; and the related disruptions and economic impact to our business and the small and medium-sized businesses that we serve;
•labor shortages and increasing competition for highly skilled workers;
•impact of inflation;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•our liability for WSEE payroll, payroll taxes and benefits costs, or other liabilities associated with actions of our client companies or WSEEs, including if our clients fail to pay us;
•bank failures or other events affecting financial institutions;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;

•an adverse determination regarding our status as the employer of our WSEEs for tax and benefit purposes and an inability to offer alternative benefit plans following such a determination;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems or failure to enhance our service and technology offerings to address new regulations or client expectations;
•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, such as financial institutions, data centers or cloud service providers; and
•our ability to integrate or realize expected returns on future product offerings, including through acquisition and investment.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)	June 30,	Dec. 31,
(in thousands)	2023	2022

Assets
Cash and cash equivalents	$580,093	$732,828
Restricted cash	48,002	49,779
Marketable securities	35,998	33,068
Accounts receivable, net	605,065	622,764
Prepaid insurance and related assets	22,747	11,706
Income taxes receivable	11,588	—
Other current assets	60,144	61,728
Total current assets	1,363,637	1,511,873
Property and equipment, net	192,829	199,992
Right-of-use leased assets	52,165	56,532
Deposits and prepaid health insurance	197,882	213,270
Goodwill and other intangible assets, net	12,707	12,707
Deferred income taxes, net	10,837	15,533
Other assets	35,210	29,354
Total assets	$1,865,267	$2,039,261

Liabilities and stockholders' equity
Accounts payable	$6,807	$7,732
Payroll taxes and other payroll deductions payable	401,682	556,085
Accrued worksite employee payroll cost	523,504	513,397
Accrued health insurance costs	34,282	53,402
Accrued workers’ compensation costs	51,451	53,485
Accrued corporate payroll and commissions	49,437	89,147
Other accrued liabilities	68,521	80,122
Total current liabilities	1,135,684	1,353,370
Accrued workers’ compensation costs, net of current	179,577	179,629
Long-term debt	369,400	369,400
Operating lease liabilities, net of current	50,087	55,587
Total noncurrent liabilities	599,064	604,616
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	157,526	151,144
Treasury stock, at cost	(744,788)	(725,532)
Accumulated other comprehensive loss, net of tax	(37)	(82)
Retained earnings	717,263	655,190
Total stockholders' equity	130,519	81,275
Total liabilities and stockholders’ equity	$1,865,267	$2,039,261

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands, except per share amounts)	2023	2022	Change	2023	2022	Change

Operating results:
Revenues(1)	$1,585,129	$1,432,107	10.7%	$3,354,781	$3,009,944	11.5%
Payroll taxes, benefits and workers’ compensation costs	1,360,490	1,192,239	14.1%	2,797,996	2,484,302	12.6%
Gross profit	224,639	239,868	(6.3)%	556,785	525,642	5.9%
Salaries, wages and payroll taxes	110,942	106,522	4.1%	235,483	213,961	10.1%
Stock-based compensation	15,356	15,631	(1.8)%	26,466	25,477	3.9%
Commissions	12,038	10,743	12.1%	23,055	21,053	9.5%
Advertising	16,595	12,427	33.5%	22,535	21,022	7.2%
General and administrative expenses	43,161	36,095	19.6%	91,195	77,100	18.3%
Depreciation and amortization	10,740	10,100	6.3%	21,237	20,284	4.7%
Total operating expenses	208,832	191,518	9.0%	419,971	378,897	10.8%
Operating income	15,807	48,350	(67.3)%	136,814	146,745	(6.8%)
Other income (expense):
Interest income	7,966	945	—	16,743	1,093	—
Interest expense	(6,687)	(2,691)	148.5%	(12,892)	(4,616)	179.3%
Income before income tax expense	17,086	46,604	(63.3)%	140,665	143,222	(1.8%)
Income tax expense	4,192	13,005	(67.8)%	33,176	39,739	(16.5%)
Net income	$12,894	$33,599	(61.6)%	$107,489	$103,483	3.9%

Net income per share of common stock
Basic	$0.34	$0.88	(61.4)%	$2.82	$2.70	4.4%
Diluted	$0.33	$0.87	(62.1)%	$2.78	$2.68	3.7%
____________________________________
(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022

Gross billings	$10,244,493	$9,224,643	$21,695,755	$19,582,548
Less: WSEE payroll cost	8,659,364	7,792,536	18,340,974	16,572,604
Revenues	$1,585,129	$1,432,107	$3,354,781	$3,009,944

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change

Average WSEEs paid	311,304	290,507	7.2%	308,998	284,583	8.6%

Statistical data (per WSEE per month):
Revenues(1)	$1,697	$1,643	3.3%	$1,809	$1,763	2.6%
Gross profit	241	275	(12.4)%	300	308	(2.6%)
Operating expenses	224	220	1.8%	226	222	1.8%
Operating income	17	55	(69.1)%	74	86	(14.0%)
Net income	14	39	(64.1)%	58	61	(4.9%)
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(per WSEE per month)	2023	2022	2023	2022

Gross billings	$10,969	$10,585	$11,702	$11,469
Less: WSEE payroll cost	9,272	8,942	9,893	9,706
Revenues	$1,697	$1,643	$1,809	$1,763

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.	We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, • depreciation and amortization expense, and • amortization of SaaS implementation costs.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock based-compensation.
Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended June 30,				Six Months Ended June 30,
(in thousands, except per WSEE per month)	2023		2022		2023		2022
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Payroll cost	$8,659,364	$9,272	$7,792,536	$8,942	$18,340,974	$9,893	$16,572,604	$9,706
Less: Bonus payroll cost	813,157	871	668,503	767	2,815,200	1,519	2,652,356	1,553
Non-bonus payroll cost	$7,846,207	$8,401	$7,124,033	$8,175	$15,525,774	$8,374	$13,920,248	$8,153
% Change period over period	10.1%	2.8%	25.9%	5.5%	11.5%	2.7%	26.6%	6.0%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	June 30, 2023	December 31, 2022

Cash, cash equivalents and marketable securities	$616,091	$765,896
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	365,935	504,817
Client prepayments	31,259	36,800
Adjusted cash, cash equivalents and marketable securities	$218,897	$224,279

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

	Three Months Ended June 30,				Six Months Ended June 30,
(in thousands, except per WSEE per month)	2023		2022		2023		2022
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Net income	$12,894	$14	$33,599	$39	$107,489	$58	$103,483	$61
Income tax expense	4,192	4	13,005	14	33,176	19	39,739	22
Interest expense	6,687	7	2,691	3	12,892	7	4,616	3
Amortization of SaaS implementation costs	1,025	1	—	—	2,047	1	—	—
Depreciation and amortization	10,740	12	10,100	12	21,237	11	20,284	12
EBITDA	35,538	38	59,395	68	176,841	96	168,122	98
Stock-based compensation	15,356	16	15,631	18	26,466	14	25,477	15
Adjusted EBITDA	$50,894	$54	$75,026	$86	$203,307	$110	$193,599	$113
% Change period over period	(32.2)%	(37.2)%	24.6%	4.9%	5.0%	(2.7%)	17.7%	(1.7%)
Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022

Net income	$12,894	$33,599	$107,489	$103,483
Non-GAAP adjustments:
Stock-based compensation	15,356	15,631	26,466	25,477
Tax effect	(3,636)	(4,345)	(6,242)	(7,069)
Total non-GAAP adjustments, net	11,720	11,286	20,224	18,408
Adjusted net income	$24,614	$44,885	$127,713	$121,891
% Change period over period	(45.2)%	27.2%	4.8%	14.9%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Diluted EPS	$0.33	$0.87	$2.78	$2.68
Non-GAAP adjustments:
Stock-based compensation	0.40	0.41	0.69	0.66
Tax effect	(0.09)	(0.12)	(0.17)	(0.19)
Total non-GAAP adjustments, net	0.31	0.29	0.52	0.47
Adjusted EPS	$0.64	$1.16	$3.30	$3.15
% Change period over period	(44.8)%	27.5%	4.8%	15.8%

The following is a reconciliation of GAAP to non-GAAP financial measures for third quarter and full year 2023 guidance:

	Q3 2023	Full Year 2023
(in millions, except per share amounts)	Guidance	Guidance

Net income	$17 - $34	$128 - $165
Income tax expense	6 - 13	42 - 55
Interest expense	7	27
SaaS implementation amortization	2	7
Depreciation and amortization	11	43
EBITDA	43 - 67	247 - 297
Stock-based compensation	14	53
Adjusted EBITDA	$57 - $81	$300 - $350

Diluted EPS	$0.43 - $0.88	$3.32 - $4.29
Non-GAAP adjustments:
Stock-based compensation	0.36	1.37
Tax effect	(0.10)	(0.34)
Total non-GAAP adjustments, net	0.26	1.03
Adjusted EPS	$0.69 - $1.14	$4.35 - $5.32